Form N-SAR

Sub-Item 77M

Mergers

Janus Henderson Forty Fund

2-34393, 811-1879

On May 1, 2017, Janus Henderson Forty Fund was the surviving fund in a reorganization. All of the assets and liabilities of Janus Twenty Fund were transferred to Janus Henderson Forty Fund. The circumstances and details of the merger are contained in the February 17, 2017 SEC Filing, Conformed Submission Type 497, accession number 0001193125-17-048136 and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N—SAR.

Janus Henderson Research Fund

2-34393, 811-1879

On May 1, 2017, Janus Henderson Research Fund was the surviving fund in a reorganization. All of the assets and liabilities of Janus Fund were transferred to Janus Henderson Research Fund. The circumstances and details of the merger are contained in the February 17, 2017 SEC Filing, Conformed Submission Type 497, accession number 0001193125-17-048096 and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N—SAR.